Exhibit 99.1
For Immediate Release:   April 7, 2009

Bridge Capital Holdings Appoints Howard Gould
to Board of Directors

San Jose, CA – April 7, 2009 – Bridge Capital Holdings (NASDAQ: BBNK), whose subsidiary is Bridge Bank, National Association, a full-service business bank headquartered in the Silicon Valley region of California, announced today that Howard N. Gould has been appointed to its Board of Directors.  Mr. Gould was also appointed to the Board of Directors of Bridge Bank.

“Howard is a terrific addition to the Bridge Capital Holdings Board,” said Allan C. Kramer, M.D., Chairman of Bridge Capital Holdings and Bridge Bank, N.A.  “His many years of experience as a banker and State of California Commissioner of Financial Institutions, adds substantially to the depth and breadth of the governance and strategic vision of our Board.”

Mr. Gould is Vice Chairman of Carpenter & Company and a Managing Member of the Carpenter Fund Manager GP, LLC, the General Partner of the Carpenter Community BancFund.  The Carpenter Community BancFund purchased $30 million of preferred stock in Bridge Capital Holdings in the fourth quarter of 2008.

Mr. Gould has served as a senior banker, regulator, and consultant.  From 2004 to 2005, Mr. Gould served under appointment by Governor Schwarzenegger as California’s Commissioner of Financial Institutions.

Prior to serving as California’s Commissioner of Financial Institutions, Mr. Gould was Vice Chairman of Bank of the West, Vice Chairman and Chief Operating Officer of Sanwa/United California Bank, and held other management positions in large California banks.  Earlier, he served as West Coast Managing Partner of The Secura Group, a nationally recognized consultant to the banking industry specializing in risk management and corporate governance, and, in his first round of government service as California Superintendent of Banks from 1992 to 1993. Mr. Gould has served on numerous corporate and philanthropic boards of directors.

Mr. Gould holds a Master of Business Administration degree from California State University, Sacramento, and a Bachelor of Arts in Business Administration from San Jose State University.

Bridge Bank specializes in providing superior service and customized banking solutions to small and middle-market, and emerging technology businesses, in Silicon Valley, California, and the Nation.  The Bank’s product offerings include 24/7 internet-based business cash and treasury management, on-line account statement and item imaging, remote deposit capture, commercial lines of credit, growth capital financing, commercial real estate financing, international Export-Import financing and foreign exchange payment services, Small Business Administration 7(a) and 504 loans as an SBA Preferred Lender Participant-accredited direct lender, and factoring and asset-based loans through its Bridge Capital Finance Group.

About Bridge Capital Holdings
Bridge Capital Holdings is the holding company for Bridge Bank, National Association.  Bridge Capital Holdings was formed on October 1, 2004 and holds a Global Select listing on The NASDAQ Stock Market under the trading symbol BBNK.  For additional information, visit the Bridge Capital Holdings website at www.bridgecapitalholdings.com.

About Bridge Bank, N.A.
Bridge Bank, N.A. is Silicon Valley’s full-service professional business bank.  The Bank is dedicated to meeting the financial needs of small and middle market companies, and emerging technology businesses, in Silicon Valley, Northern California, and the Nation.  Bridge Bank provides its clients with a comprehensive package of business banking solutions delivered through experienced, professional bankers.  For additional information, visit the Bridge Bank website at http://www.bridgebank.com.

Contacts

Daniel P. Myers	Thomas A. Sa
President	Executive Vice President
Chief Executive Officer	Chief Administrative Officer, Chief Financial Officer
408.556.6510	408.556.8308
dan.myers@bridgebank.com	tom.sa@bridgebank.com

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements describe future plans, strategies and expectations.  Forward-looking statements are based on currently available information, expectations, assumptions, projections, and management's judgment about the Company, the banking industry and general economic conditions. These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management's views as of any subsequent date. Future events are difficult to predict, and the expectations described above are necessarily subject to risk and uncertainty that may cause actual results to differ materially and adversely.

Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that might cause such differences include, but are not limited to: the Company's ability to successfully execute its business plans and achieve its objectives; changes in general economic, real estate and financial market conditions, either nationally or locally in areas in which the Company conducts its operations; changes in interest rates; new litigation or changes in existing litigation; future credit loss experience; increased competitive challenges and expanding product and pricing pressures among financial institutions; legislation or regulatory changes which adversely affect the Company's operations or business; loss of key personnel; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; and the ability to satisfy requirements related to the Sarbanes-Oxley Act and other regulation on internal control.

The reader should refer to the more complete discussion of such risks in Bridge Capital Holdings' annual reports on Forms 10-K and quarterly reports on Forms 10-Q on file with the Securities and Exchange Commission. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

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